Exhibit 99.1

ADM Reports First Quarter Earnings of $0.41 per Share,
$0.46 per Share on an Adjusted Basis
•Net earnings of $233 million
•Extreme weather conditions negatively impact segment OP by approximately $60 million
•Expectation for stronger second half, driven by improved business environment and contributions from accelerating business initiatives

CHICAGO, April 26, 2019—Archer Daniels Midland Company (NYSE: ADM) today reported financial results for the quarter ended March 31, 2019.

“The first quarter proved more challenging than initially expected,” said Chairman and CEO Juan Luciano. “Impacts from severe weather in North America were on the high side of our initial estimates, and the ethanol industry environment limited margins and opportunities.

“Despite a challenging start to the year, we continue to make excellent progress on our key imperatives for 2019: improving performance in certain businesses, accelerating our Readiness efforts, and delivering results from our growth investments,” Luciano continued. “We are very encouraged with our new Neovia business and the creation of a global Animal Nutrition platform. Readiness continues to expand our efforts to enhance our competitiveness. And additional actions we are announcing today will help us advance our goals to deliver best-in-class customer service along with long-term growth and shareholder value.

“With three quarters of the year still ahead of us, the continued advancement of our strategy, combined with an anticipated resolution of the U.S.-China trade situation and an expected acceleration of soybean meal demand driven by African Swine Fever, make us optimistic for the second half. Taking all of these factors into account, we remain committed to continuing to pull the levers under our control to deliver our objective of full-year earnings comparable to or higher than 2018.”

As part of that commitment, the company is announcing a series of measures to continue to underpin long-term-value creation:

•
First, to meet growing customer demand, ADM plans to repurpose its corn wet mill in Marshall, Minnesota, to produce higher volumes of food and industrial-grade starches as well as liquid feedstocks for food and industrial uses, phasing out production of high-fructose corn syrup at that facility as soon as committed deliveries are complete.

•
Second, the company is creating an ethanol subsidiary, which will include ADM’s dry mills in Columbus, Nebraska; Cedar Rapids, Iowa; and Peoria, Illinois. The ethanol subsidiary will report as an independent segment. The new structure will allow the company to advance strategic alternatives, which may include, but are not limited to, a potential spin-off of the business to existing ADM shareholders.

•
Finally, ADM has begun a series of actions to enhance agility, accelerate growth, and strengthen customer service. These actions include organizational changes to centralize and standardize business activities and processes, and enhance productivity and effectiveness; accelerating the capture of planned synergies after a period of acquisitions; and offering early retirement for some colleagues in the U.S. and Canada.

•
As a result of Readiness-based improvements in capital prioritization, project evaluation and project execution processes, and in keeping with the company’s commitment to returns, ADM also plans to reduce 2019 capital spending by 10 percent, to the range of $0.8 to $0.9 billion.

First Quarter 2019 Highlights

	2019	2018
	(Amounts in millions except per share data)
Earnings per share (as reported)	$0.41	$0.70
Adjusted earnings per share[1]	$0.46	$0.68

Segment operating profit	$611	$704
Adjusted segment operating profit[1]	$608	$717
Origination	76	46
Oilseeds	341	349
Carbohydrate Solutions	96	213
Nutrition	81	96
Other	14	13

•
EPS as reported of $0.41 includes a $0.02 per share gain on the sale of certain assets and a step-up gain on an equity investment, a $0.02 per share charge related to asset impairment and restructuring charges, a $0.02 per share charge related to acquisition expenses, and a $0.03 per share tax expense related to the U.S. tax reform and certain discrete items. Adjusted EPS, which excludes these items, was $0.46.[1]

Results of Operations

Origination results were higher than the prior-year period.

•
Merchandising and Handling results were higher than the first quarter of 2018, which had been impacted negatively by significant mark-to-market timing effects. Good execution that drove solid margins in North American grain; a strong performance in structured trade finance; and the reversal of some timing impacts from the fourth quarter all helped to offset a softer performance in global trade, which was impacted by normalized South American soybean and soybean meal margins compared with the first quarter of last year. Results in the quarter were also negatively affected by high water conditions, which limited grain movement and sales in North America.

•	Transportation was up year-over-year as higher freight rates and improved northbound movements offset lower overall barge volumes caused by unfavorable river conditions.

Oilseeds results were comparable to the year-ago period, which benefited significantly from the Biodiesel Tax Credit.

•
Crushing and Origination results were up significantly versus the first quarter of 2018, which included significant negative timing effects. Higher executed crush margins around the globe and favorable timing effects from prior-year hedges drove improved results, more than offsetting the impacts of slow farmer selling and lower Chinese demand on South American origination.

•
Refining, Packaging, Biodiesel and Other results were lower than the year-ago quarter, which included the significant impact of the 2017 Biodiesel Tax Credit. Increased contributions from food oils in North America and Europe helped contribute.

•	Asia was lower on Wilmar results.

1 Non-GAAP financial measures; see pages 5, 10 and 11 for explanations and reconciliations, including after-tax amounts.

Carbohydrate Solutions results were significantly lower than the year-ago quarter.

•
Starches and Sweeteners was down versus the first quarter of 2018, driven by pressured European sweetener industry volumes and margins, impacts of severe weather in North America, higher manufacturing costs at the Decatur complex, and weaker margins in flour milling.

•
Bioproducts results were much lower than the prior-year period. Ethanol margins were down significantly versus last year’s first quarter in a continued weak industry environment, and production volumes were affected by severe weather.

Nutrition results overall were down year-over-year, with WFSI results higher and Animal Nutrition results lower.

•
WFSI results were higher year-over-year, with 21 percent profit growth spread across all three businesses, and WILD Flavors in particular turning in another very strong performance. Year-over-year sales increased 11 percent on a constant currency basis, and an improved product mix helped drive positive results.

•
Animal Nutrition results were lower than the first quarter of 2018. Last year’s quarter benefited from temporary industry effects on vitamin additives. Neovia closed on Jan. 31, resulting in additional up-front costs related to inventory revaluation. Lysine production and yields continued to improve from the third quarter 2018 production disruptions, with the expectation of achieving normalized yields by the end of the second quarter.

Other results were in line with the year-ago period. Captive insurance was lower on unfavorable underwriting results, and ADM Investor Services results improved year-over-year.

Other Items of Note
As additional information to help clarify underlying business performance, the table on page 10 includes reported earnings and EPS as well as adjusted earnings and EPS.

Segment operating profit of $611 million for the quarter includes gains of $12 million ($0.02 per share) related to the sale of certain assets and a step-up gain on an equity investment, as well as a $9 million charge ($0.02 per share) related to asset impairment.

In Corporate results, unallocated corporate costs for the quarter increased principally due to centralization of certain activities from the business units, resulting in a transfer-in of costs; investments in IT, R&D and innovation; and Readiness-related project costs. Other charges for the quarter in Corporate improved due to better results from the company's investment in Compagnie Industrielle et Financiere des produits Amylaces SA (CIP).

Corporate results also include restructuring charges of $2 million and acquisition-related expenses of $14 million ($0.02 per share).

The effective tax rate for the quarter was approximately 26 percent, including transition tax expense from U.S. tax reform and other discrete items. The adjusted effective tax rate, excluding these items, was about 19.3 percent.

Conference Call Information
ADM will host a webcast on April 26, 2019, at 8 a.m. Central Time to discuss financial results and provide a company update. A financial summary slide presentation will be available to download approximately 60 minutes prior to the call. To listen to the webcast or to download the slide presentation, go to www.adm.com/webcast. A replay of the webcast will also be available for an extended period of time at www.adm.com/webcast.

Forward-Looking Statements
Some of the above statements constitute forward-looking statements. These statements are based on many assumptions and factors that are subject to risk and uncertainties. ADM has provided additional information in its reports on file with the SEC concerning assumptions and factors that could cause actual results to differ materially from those in this presentation, and you should carefully review the assumptions and factors in our SEC reports. To the extent permitted under applicable law, ADM assumes no obligation to update any forward-looking statements.

About ADM
For more than a century, the people of Archer Daniels Midland Company (NYSE: ADM) have transformed crops into products that serve the vital needs of a growing world. Today, we’re one of the world’s largest agricultural processors and food ingredient providers, with approximately 40,000 employees serving customers in nearly 200 countries. With a global value chain that includes approximately 450 crop procurement locations, more than 330 food and feed ingredient manufacturing facilities, 62 innovation centers and the world’s premier crop transportation network, we connect the harvest to the home, making products for food, animal feed, industrial and energy uses. Learn more at www.adm.com.

Archer Daniels Midland Company

Media Relations	Investor Relations
Jackie Anderson	Victoria de la Huerga
312-634-8484	312-634-8457

Financial Tables Follow

Segment Operating Profit, Adjusted Segment Operating Profit (a non-GAAP measure) and Corporate Results
(unaudited)

	Quarter ended March 31
(In millions)	2019	2018	Change

Segment Operating Profit	$611	$704	$(93)
Specified items:
(Gains) losses on sales of assets and businesses	(12)	—	(12)
Impairment, restructuring, and settlement charges	9	13	(4)
Adjusted Segment Operating Profit	$608	$717	$(109)

Origination	$76	$46	$30
Merchandising and handling	61	43	18
Transportation	15	3	12

Oilseeds	$341	$349	$(8)
Crushing and origination	211	60	151
Refining, packaging, biodiesel, and other	76	180	(104)
Asia	54	109	(55)

Carbohydrate Solutions	$96	$213	$(117)
Starches and sweeteners	170	216	(46)
Bioproducts	(74)	(3)	(71)

Nutrition	$81	$96	$(15)
WFSI	88	73	15
Animal Nutrition	(7)	23	(30)

Other	$14	$13	$1

Segment Operating Profit	$611	$704	$(93)

Corporate Results	$(296)	$(240)	$(56)

Interest expense - net	(90)	(83)	(7)
Unallocated corporate costs	(183)	(146)	(37)
Other charges	(6)	(16)	10
Specified items:
LIFO credit (charge)	(1)	8	(9)
Expenses related to acquisitions	(14)	—	(14)
Impairment, restructuring and settlement charges	(2)	(3)	1
Earnings Before Income Taxes	$315	$464	$(149)

Segment operating profit is ADM’s consolidated income from operations before income tax excluding corporate items. Adjusted segment operating profit, a non-GAAP measure, is segment operating profit excluding specified items. Management believes that segment operating profit and adjusted segment operating profit are useful measures of ADM’s performance because they provide investors information about ADM’s business unit performance excluding corporate overhead costs as well as specified items. Segment operating profit and adjusted segment operating profit are not measures of consolidated operating results under U.S. GAAP and should not be considered alternatives to income before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under U.S. GAAP.

Consolidated Statements of Earnings
(unaudited)

	Quarter ended March 31
	2019	2018
	(in millions, except per share amounts)

Revenues	$15,304	$15,526
Cost of products sold (1)	14,376	14,637
Gross profit	928	889
Selling, general, and administrative expenses (2)	659	513
Asset impairment, exit, and restructuring costs (3)	11	16
Equity in (earnings) losses of unconsolidated affiliates	(101)	(147)
Interest income	(49)	(33)
Interest expense	101	91
Other (income) expense - net (4)	(8)	(15)
Earnings before income taxes	315	464
Income tax expense (5)	81	68
Net earnings including noncontrolling interests	234	396

Less: Net earnings (losses) attributable to noncontrolling interests	1	3
Net earnings attributable to ADM	$233	$393

Diluted earnings per common share	$0.41	$0.70

Average diluted shares outstanding	566	565

(1) Includes a charge (credit) related to changes in the Company’s LIFO reserves of $1 million in the current quarter and ($8 million) in the prior quarter.

(2) Includes acquisition-related expenses of $14 million in the current quarter.

(3) Includes charges related to impairment of certain assets and restructuring charges of $11 million in the current quarter and $16 million in the prior quarter.

(4) Includes current quarter gains of $12 million related to the sale of certain assets and a step-up gain on an equity investment.

(5) Includes the tax expense (benefit) impact of the above specified items, tax discrete items, and true-up adjustments totaling $14 million in the current quarter and ($16 million) in the prior quarter.

Summary of Financial Condition
(unaudited)

	March 31, 2019	March 31, 2018
	(in millions)
Net Investment In
Cash and cash equivalents (a)	$926	$797
Short-term marketable securities (a)	9	—
Operating working capital (b)	8,175	9,167
Property, plant, and equipment	10,299	10,123
Investments in and advances to affiliates	5,332	5,151
Long-term marketable securities	22	91
Goodwill and other intangibles	5,459	3,970
Other non-current assets	1,777	859
	$31,999	$30,158
Financed By
Short-term debt (a)	$1,595	$2,330
Long-term debt, including current maturities (a)	8,289	6,670
Deferred liabilities	3,156	2,362
Temporary equity	49	59
Shareholders’ equity	18,910	18,737
	$31,999	$30,158

(a)	Net debt is calculated as short-term debt plus long-term debt, including current maturities less cash and cash equivalents and short-term marketable securities.

(b)	Current assets (excluding cash and cash equivalents and short-term marketable securities) less current liabilities (excluding short-term debt and current maturities of long-term debt).

Summary of Cash Flows
(unaudited)

	Three months ended March 31
	2019	2018
	(in millions)
Operating Activities
Net earnings	$234	$396
Depreciation and amortization	245	235
Asset impairment charges	9	12
Gains on sales of assets	(15)	(6)
Other - net	(7)	(84)
Change in deferred consideration in securitized receivables(a)	(1,778)	(2,450)
Other changes in operating assets and liabilities	(723)	(1,677)
Total Operating Activities	(2,035)	(3,574)

Investing Activities
Purchases of property, plant and equipment	(198)	(196)
Net assets of businesses acquired	(1,876)	—
Proceeds from sale of business/assets	18	14
Investments in retained interest in securitized receivables(a)	(1,313)	(1,298)
Proceeds from retained interest in securitized receivables(a)	3,091	3,656
Marketable securities - net	50	—
Investments in and advances to affiliates	(9)	—
Other investing activities	(34)	4
Total Investing Activities	(271)	2,180

Financing Activities
Long-term debt payments	(4)	(1)
Net borrowings (payments) under lines of credit	1,309	1,474
Cash dividends	(198)	(190)
Other	(42)	(6)
Total Financing Activities	1,065	1,277

Increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(1,241)	(117)
Cash, cash equivalents, restricted cash, and restricted cash equivalents - beginning of period	3,843	1,858
Cash, cash equivalents, restricted cash, and restricted cash equivalents - end of period	$2,602	$1,741

(a) Cash flows related to the Company’s retained interest in securitized receivables as required by ASU 2016-15 which took effect January 1, 2018.

Segment Operating Analysis
(unaudited)

	Quarter ended March 31
	2019	2018
	(in ‘000s metric tons)
Processed volumes (by commodity)
Oilseeds	9,167	9,047
Corn	5,132	5,591
Total processed volumes	14,299	14,638

	Quarter ended March 31
	2019	2018
	(in millions)
Revenues
Origination	$6,124	$6,267
Oilseeds	5,414	5,602
Carbohydrate Solutions	2,403	2,601
Nutrition	1,282	950
Other	81	106
Total revenues	$15,304	$15,526

Adjusted Earnings Per Share
A non-GAAP financial measure
(unaudited)

	Quarter ended March 31
	2019		2018
	In millions	Per share	In millions	Per share
Net earnings and fully diluted EPS	$233	$0.41	$393	$0.70
Adjustments:
LIFO charge (credit) (a)	1	—	(6)	(0.01)
Losses (gains) on sales of assets and businesses (b)	(9)	(0.02)	—	—
Asset impairment, restructuring, and settlement charges (c)	10	0.02	12	0.02
Expenses related to acquisitions (d)	9	0.02	—	—
Tax adjustment (e)	17	0.03	(14)	(0.03)
Sub-total adjustments	28	0.05	(8)	(0.02)
Adjusted net earnings and adjusted EPS	$261	$0.46	$385	$0.68

(a)
Current quarter changes in the Company’s LIFO reserves of $1 million pretax ($1 million after tax), tax effected using the Company’s U.S. income tax rate. Prior quarter changes in the Company’s LIFO reserves of ($8 million) pretax ($6 million after tax), tax effected using the Company’s U.S. income tax rate.

(b)
Current quarter gains of $12 million pretax ($9 million after tax) consisted of a gain on the sale of certain assets and a step-up gain on an equity investment, tax effected using the Company’s U.S. income tax rate.

(c)
Current quarter charges of $11 million pretax ($10 million after tax) related to the impairment of certain assets and restructuring, tax effected using the applicable tax rates. Prior quarter charges of $16 million pretax ($12 million after tax) consisted of several individually insignificant asset impairments and restructuring charges, tax effected using the applicable tax rates.

(d)	Current quarter acquisition expenses of $14 million pretax ($9 million after tax) consisted of expenses related to the Neovia acquisition.

(e)	Tax adjustment due to the U.S. tax reform and certain discrete items totaling $17 million in the current quarter and ($14 million) in the prior quarter.

Adjusted net earnings reflects ADM’s reported net earnings after removal of the effect on net earnings of specified items as more fully described above. Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described above. Management believes that Adjusted net earnings and Adjusted EPS are useful measures of ADM’s performance because they provide investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. These non-GAAP financial measures are not intended to replace or be alternatives to net earnings and EPS as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s diluted shares outstanding for each respective period in order to arrive at an adjusted EPS amount for each specified item.

Adjusted Return on Invested Capital
A non-GAAP financial measure
(unaudited)

Adjusted ROIC Earnings (in millions)
					Four Quarters
	Quarter Ended				Ended
	June 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	Mar. 31, 2019

Net earnings attributable to ADM	$566	$536	$315	$233	$1,650
Adjustments:
Interest expense	89	87	97	101	374
LIFO	(13)	7	(4)	1	(9)
Other adjustments (3)	31	(20)	241	30	282
Total adjustments	107	74	334	132	647
Tax on adjustments	(26)	(21)	(80)	(28)	(155)
Net adjustments	81	53	254	104	492
Total Adjusted ROIC Earnings	$647	$589	$569	$337	$2,142

Adjusted Invested Capital (in millions)

	Quarter Ended				Trailing Four
	June 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	Quarter Average

Equity (1)	$18,710	$18,987	$18,981	$18,895	$18,893
+ Interest-bearing liabilities (2)	7,630	7,857	8,392	9,887	8,442
+ LIFO adjustment (net of tax)	39	44	41	42	42
Other adjustments (3)	23	(18)	183	27	54
Total Adjusted Invested Capital	$26,402	$26,870	$27,597	$28,851	$27,431

Adjusted Return on Invested Capital					7.8%

(1) Excludes noncontrolling interests
(2) Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt
(3) Includes the impact of U.S. tax reform

Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after tax effects of interest expense, changes in the LIFO reserve and other specified items. Adjusted invested capital is the sum of ADM’s equity (excluding noncontrolling interests) and interest-bearing liabilities adjusted for the after tax effect of the LIFO reserve, and other specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of LIFO inventory reserves and other specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital (WACC). Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.